 EXHIBIT 10(iii)3

CH ENERGY GROUP, INC.
DIRECTORS AND EXECUTIVES
DEFERRED COMPENSATION PLAN TRUST AGREEMENT

As Amended and Restated Effective December 31, 2011

TABLE OF CONTENTS

i

ARTICLE IX. MISCELLANEOUS		11

Section 9.1	Limitation on Trust Beneficiaries’ Rights.	11

Section 9.2	Receipt or Release.	11

Section 9.3	Governing Law.	12

Section 9.4	Headings, etc., No Part of Agreement.	12

Section 9.5	Instrument in Counterparts.	12

Section 9.6	Successors and Assigns.	12

Section 9.7	Indemnity.	12

ii

CH ENERGY GROUP, INC.
DIRECTORS AND EXECUTIVES
DEFERRED COMPENSATION PLAN TRUST AGREEMENT

This Trust Agreement, initially made and entered into as of this 1st day of January, 2000, by and between CH ENERGY GROUP, INC. (hereinafter called the "Company") and FIRST AMERICAN TRUST (hereinafter called "Trustee") and amended and restated effective December 31, 2011, evidences the terms of a trust for the benefit of members of the Board of Directors of Company, certain employees, former employees and their designated beneficiaries (hereinafter collectively called "Trust Beneficiaries") who will be entitled to receive benefits under the CH Energy Group, Inc. Directors and Executives Deferred Compensation Plan ("Plan").

This trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, Chapter l, subtitle A of the Internal Revenue Code of 1986, as amended, (the "Code") and shall be construed accordingly.

W I T N E S S E T H:

WHEREAS, effective January 1, 2000, the Company established an irrevocable trust (hereinafter called the "Trust") and to transfer to the Trust assets which shall be held therein, subject to the claims of the Company's creditors in the event of the Company's insolvency, until paid to the Trust Beneficiaries as benefits in such manner and at such times as required hereunder; and

WHEREAS, effective December 31, 2011, the Company and the Trustee amended and restated the Trust Agreement to incorporate certain mutually agreed terms; and

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

NOW, THEREFORE, it is mutually understood and agreed as follows:

ARTICLE I.

TITLE AND DEFINITIONS

Section 1.1                      Title.

This Trust Agreement shall be known as the CH Energy Group, Inc. Directors and Executives Deferred Compensation Plan Trust Agreement.

Section 1.2                      Definitions.

The following words, when used in this Trust Agreement with initial letter capitalized, shall have the meanings set forth below:

"Company" shall mean CH Energy Group, Inc. and any successor corporations. Company shall include each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which CH Energy Group, Inc. is a component member, if the Board of Directors of CH EnergyGroup, Inc. provides that such corporation shall participate in the Plan and such corporations governing board of directors adopts the Plan.

"General Fund" shall mean that portion of the Trust fund which is not allocated to a Subtrust.

"Plan" shall mean the CH Energy Group, Inc. Directors and Executives Deferred Compensation Plan as amended from time to time.

"Policy" or “Policies” shall mean any insurance policy or policies purchased in accordance with the terms of the Plan.

"Subtrust" shall mean a separate subtrust established for a Trust Beneficiarypursuant to Section 3.2.

Capitalized terms not defined above shall be defined in accordance with the Plan.

ARTICLE II.

ADMINISTRATION

Section 2.1                      Trustee Responsibility.

By its acceptance of this Trust, Trustee agrees to make payments under this Trust to Trust Beneficiaries in accordance with the provisions of thisTrust Agreement.

Section 2.2                      Maintenance of Records.

The Company shall have the duty and responsibility to maintain all individual Trust Beneficiary records and to prepare and file all reports and other information required by any federal or state law or regulation relating to the Trust and the Trust assets.

ARTICLE III.

FUNDING

Section 3.1                      Contributions.

(a)           Additional Contributions.  The Company, in its sole discretion, may at any time, or from time to time, make deposits of cash or other property in Trust with the Trustee to augment the principal to be held, administered and deposited by the Trustee as provided in the Trust Agreement.  The Company may also contribute cash to the Trust in an amount approximately equal to the "cost of insurance" (as defined in the Policies) needed to fund any death benefits as may be provided in the Plan, whether the Trust Beneficiary is employed or otherwise.

(b)           Single Trust.  Except as provided otherwise herein, all contributions received pursuant to (a) above, together with the income therefrom and any increment thereon, shall be held by Trustee as a single Trust pursuant to the terms of this Trust Agreement without distinction between principal and income.

(c)           Separation of Assets; Unsecured Contractual Right. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Trust Beneficiaries and general creditors as herein setforth.  Trust Beneficiaries shall not have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time such assets are paid to Trust Beneficiaries as benefits as provided in Section 4.1, and all rights created under this Trust Agreement shall be mere unsecured contractual rights of Trust Beneficiaries against the Company or Trust.  Any assets held by the Trust will be subject  to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 4.2(a) herein.

Section 3.2                      Subtrusts.

(a)           Company Discretion.  If directed by the Company, the Trustee shall establish a separate Subtrust for that Trust Beneficiary and credit the amount of such contribution to that Trust Beneficiary's Subtrust.  Each Subtrust shall reflect an individual interest in the assets of the Trust fund and shall not require any segregation of particular assets.

(b)           Allocation of Earnings and Losses; Payments to General Creditors. Following the allocation of assets to Subtrusts pursuant to Section 3.2(a), the Trustee shall allocate investment earnings and losses of the Trustfund, only at the direction of the Company, among the Subtrusts in accordance with Section 5.2.  Payments to general creditors pursuant to Section 4.2 hereof shall be charged against the Subtrusts in proportion to their account balances, except that the payment of benefits to a Trust Beneficiary shall be charged against the Subtrust established or maintained for such Trust Beneficiary.

(c)           Exclusive Benefit.  Amounts allocated to a Trust Beneficiary's Subtrust may not be utilized to pay benefits to another Trust Beneficiary. Following payment of aTrust Beneficiary's entire benefit under the Plan (whether by the Trustee pursuant to the terms of this Trust Agreement or by the Company or by a combination thereof), any amounts remaining allocated to that Trust Beneficiary's Subtrust (and any Policy held with respect to such Trust Beneficiary) shall be transferred by the Trustee to the Company. In lieu of transferring the Policy, the Company may direct the Trustee to designate a new beneficiary (which may be the Company) under the Policy or cash in the applicable Policy and transfer the proceeds to the Company.

ARTICLE IV.

PAYMENTS FROM TRUST FUND

Section 4.1                      Payments to Trust Beneficiaries.

(a)           Benefit Payments Directed by the Company.  During the continuation of the Trust, the Company shall direct the Trustee with respect to the amount and timing of any payment to be made to Trust Beneficiaries.  The Company may appoint an agent to direct the Company with respect to the amount and timing of such payments.  The Trustee shall have no duty or responsibility to supervise the Company or agents regarding payments to be made to Trust Beneficiaries under the Trust.

(b)           Direct Payment by the Company.  The Company may make payments of benefits directly to Trust Beneficiaries as they become due under the terms of the Plan and may obtain reimbursement for such benefit payments from the Trust (or offset required contributions to the Trust).  In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due.  The Trustee shall notify the Company when principal and earnings are not sufficient to make payments the Trustee has been directed to make by the Company or agent.

(c)           Tax Reporting and Withholding Requirements.  The Company shall direct the Trustee to make provisions for reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits by the Trustee pursuant to the terms of the Plan and to pay amounts withheld to the Company for remittance to the appropriate taxing authorities.  The Company shall have the responsibility for reporting and withholding of all federal, state or local taxes required to be withheld with respect to such payments and for paying such amounts withheld to the appropriate taxing authorities.  The Trustee shall have no duty or responsibility with respect to the reporting and withholding or payment of such taxes and shall have no responsibility to determine that the Company has provided for the reporting, withholding and payment of such taxes.  The Company shall indemnify and hold harmless the Trustee from any and all losses, liabilities, claims, penalties or damages which may occur as a result of the Trustee following the written direction of the Company to remit payments to or reimburse the Company for payments made hereunder to or on behalf of Trust Beneficiaries or arising from the Company’s tax reporting, withholding and payment obligations hereunder; provided, however, the Company shall not be required to indemnify the Trustee for the negligence of the Trustee for any act the Trustee undertakes pursuant to this Trust Agreement.  This indemnification shall survive termination of this Agreement and shall be binding upon the parties, their successors and assigns.

(d)           Company Authority.  The Company, or its delegate, shall have full authority and responsibility to determine the correct time and amount of payment of the amount payable under the Plan.  In making such determination, the Company, or its delegate, shall be governed by the terms of the Plan and thisTrust Agreement.

(e)           Company Obligations.  Any  obligation to a Trust Beneficiary under this Trust Agreement is also an obligation of the Company to the extent not paid from the Trust. Accordingly, to the extent payments to a Trust Beneficiary are discontinued pursuant to Section 4.2, the Company shall be obligated to pay the Trust Beneficiary the same amount (plus applicable interest from its general fund). If the amount credited to the Trust (or a Subtrust if applicable) is not sufficient to make the payment of the Benefit Amount to a Trust Beneficiary in accordance with the determination by the Company, or its delegate, the Company agrees that it shall make the balance of such payment.

(f)           Written Confirmation.  Trustee shall provide the Company and the Company with written confirmation of the fact and time of any payment hereunder within ten business days after making any payment to a Trust Beneficiary.

Section 4.2                      Trustee Responsibility Regarding Payments to Trust BeneficiariesWhen the Company is Insolvent.

(a)           Insolvency.  The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)           Discontinuation of Payments.  At all times during the continuance of the Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company as hereinafter set forth, and at any time Trustee has actual knowledge, or has determined, that the Company is Insolvent, Trustee shall deliver any undistributed principal and income in the Trust to satisfy such claims as a court of competent jurisdiction may direct.  The Company, through its Board of Directors or any of its executive officers, shall advise Trustee promptly inwriting of the Company's Insolvency.  If Trustee receives such notice, or otherwise receives written notice from a third party which Trustee, in its sole discretion, deems reliable and responsible, Trustee shall discontinue payments to Trust Beneficiaries, shall  hold the Trust assets for the benefit of the Company's general creditors, and shall resume payments to Trust Beneficiaries in accordance with Section 4.1 of this Trust Agreement only after Trustee has determined that the Company is not Insolvent or is no longer Insolvent.  UnlessTrustee has actual knowledge of the Company's Insolvency or has received notice from the Company or a third party alleging the Company is Insolvent, Trustee shall have no duty to inquire whether the Company is Insolvent.  Trustee may in all events rely on such evidence concerning the solvency of the Company as may be furnished to Trustee which will give Trustee a reasonable basis for making a determination concerning its solvency.  Nothing in this Trust Agreement shall in any way diminish any rights of Trust Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits payable hereunder or otherwise.

(c)           Recommencement of Payments. If Trustee discontinues payments of benefits from the Trust pursuant to Section 4.2(b) and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to Trust Beneficiaries together with interest at the Pension Benefit Guaranty Corporation rate applicable to immediate annuities on the amount delayed during the period of such discontinuance, less the aggregate amount of payments made to Trust Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.3                      Payments to the Company.

(a)           Return of Excess Assets to the Company.  In the event that any Subtrust of the Trust holds Excess Assets, the Company, at its option, may direct the Trustee to return to the Company, or to divert to another Subtrust, any of the Excess Assets of such overfunded Subtrust.  For this purpose, “Excess Assets” means assets of the Subtrust that exceed 110% of the sum of all Plan liabilities funded by such Subtrust.  The Trustee is authorized to obtain written documentation of the amount of such Excess Assets from an independent third party.

(b)           Deferred Stock Unit Fund Adjustments.  In the event that the Company is a party to an equity swap agreement in connection with financing its obligations under the Deferred Stock Unit Fund, then the Company shall have the right to receive reimbursement from the Trust, within 20 days after written request, for any required payments made by the Company under that equity swap agreement (an "Equalization Reimbursement").  The Trustee is authorized to obtain written documentation from the Company adequate to support any such Equalization Reimbursement. At the direction of the Company, the Trustee shall directly pay any required Equalization Reimbursement to the other party to any such equity swap agreement.

(c)           No Other Return/Diversion.  Except as provided in Sections 3.2(c), 4.2, 4.3(a) or 4.3(b), the Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before the Trust is terminated pursuant to Section 8.2.

Section 4.4                      Trustee Compensation and Expenses; Other Fees and Expenses.

The Company shall pay the Trustee such reasonable compensation for its services as shall be agreed upon from time to time by the Company and Trustee, and Trustee shall be reimbursed by the Company for its expenses that are reasonably necessary and incident to its administration of the Trust.

Following reasonable consultation with the Company such expenses shall include fees of counsel and other advisors, if any, incurred by Trustee for the purpose of determining its responsibilities under the Trust. Such compensation, expenses or fees, as well as all other administrative fees and expenses, shall be paid from Trust assets unless paid directly by the Company.

Section 4.5                      Taxes.

Trustee shall not be personally liable for any real and personal property taxes, income taxes and other taxes of any kind levied or assessed under the existing or future laws against the Trust assets.  Such taxes shall be paid directly from the Trust assets unless paid by the Company, in the discretion of the Company.

Section 4.6                      Alienation.

The benefits, proceeds, payments or claims of Trust Beneficiaries payable from the Trust assets shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, garnish, levy or otherwise dispose of or execute upon any right or benefits payable hereunder shall be void.  The Trust assets shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Trust Beneficiary entitled to benefits hereunder and such benefits shall not be considered an asset of Trust Beneficiary in the event of his insolvency or bankruptcy.

Section 4.7                      Disputes.

All disputes, other than disputes between the Trustee and the Company, shall be resolved in accordance with Section 7.3 of the Plan.

ARTICLE V.

INVESTMENT OF TRUST ASSETS

Section 5.1                      Investment of Subtrust Assets.

The Trustee shall invest the assets of the Trust (and each Subtrust, if any) in accordance with written directions from the Company.

Section 5.2                      Disposition of Income.

All income received by the Trust shall be reinvested.  Any income that is attributable to the amount credited to a Subtrust in accordance with Section 3.2, and income thereon, shall be credited to such Subtrust and reinvested.

ARTICLE VI.

TRUSTEE

Section 6.1                      General Powers and Duties.

Subject to written directions from the Company regarding the investment of Trust assets, Trustee, on behalf of Trust Beneficiaries, shall have all powers necessary to administer the Trust, including, but not by way of limitation, the following powers in addition to other powers as are set forthherein or conferred by law:

(a)           To hold, invest and reinvest the principal or income of the Trust in bonds, common or preferred stock, other securities, or other personal, real or mixed tangible or intangible property (including investment in deposits withTrustee which bear a reasonable interest rate, including without limitation investments in trust savings accounts, certificates of deposit, time certificates or similar investments or deposits maintained by the Trustee);

(b)           To hold, invest and reinvest the principal or income of the Trust in the Policies, direct investments under the Policies and take any other action regarding the Policies, as specifically directed by the Company, including those specified by Sections 3.1(b) or 3.2(c) and enter into split-dollar life insurance agreements with Trust Beneficiaries pursuant to which each Trust Beneficiary designates the beneficiary to receive a portion of the death benefits;

(c)           If directed by the Company or Company to discontinue a Policy;

(d)           To pay and provide for the payment of all reasonable and necessary expenses of administering the affairs of the Trust, subject to reimbursement of such expenses within 30 days by the Company in accordance with Section 4.4;

(e)           To pay and provide for the payment of all benefits to Trust Beneficiaries in accordance with the provisions of this Trust Agreement;

(f)           To retain noninterest bearing deposits or a cash balance with Trustee of so much of the funds as may be determined to be temporarily held awaiting investment or payment of benefits or expenses;

(g)           To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust and to institute, compromise and defend actions and proceedings;

(h)           To vote any stock, bonds or other securities of any corporation or other issuer at any time held in the Trust; to otherwise consent to or request any action on the part of any such corporation or other issuer; to give generalor special proxies or powers of attorney, with or without power of substitution; to participate in any reorganization, recapitalization, consolidation, merger or similar transaction with respect to such stocks, bonds or other securities and to deposit such stocks, bonds or other securities in any voting trust, or with any protective or like committee, or with a trustee, or with the depositaries designated thereby; to exercise any subscription rights and conversion privileges; and to generally exercise any of the powers of an owner with respect to the stocks, bonds or other securities or properties in the Trust; and

(i)           Generally, to do all such acts, execute all such instruments, take all such proceedings, and exercise all such rights and privileges with relation to the property constituting the Trust as if Trustee were the absolute owner thereof.

Section 6.2                      Records.

Trustee shall keep a full, accurate and detailed record of all transactions of the Trust which the Company shall have the right to examine at any time during Trustee's regular business hours.  Within ninety (90) days after the close of each calendar year and within forty-five (45) days after the removal or resignation of Trustee, Trustee shall furnish the Company with a statement of account with respect to the Trust. This account shall set forth all receipts, disbursements and other transactions (including sales and purchases) effected by Trustee during said year (or until its removal or resignation), shall show the investments at the end of the year (or date of removal or resignation), including the cost and fair market value of each item, and the amounts allocated to each Subtrust.

Section 6.3                      Third Persons.

A third person dealing with Trustee shall not be required to make any inquiry as to whether the Company has instructed Trustee, orTrustee is otherwise authorized, to take or omit any action, and shall not be required to follow the application by Trustee of any money or property which may be paid or delivered to Trustee.

Section 6.4                      Limitation on Obligation of Trustee.

Trustee shall have no responsibility for the validity of the Plan or of the Trust and does not guarantee the payment of any amount which may become payable to any Trust Beneficiary under the terms hereof.

ARTICLE VII.

RESIGNATION AND REMOVAL OF TRUSTEE

Section 7.1                      Method and Procedure.

(a)           Resignation. Trustee may resign at any time by delivering to the Company a written notice of resignation, to take effect on a date specified therein, which shall be not less than sixty (60) days after the delivery thereof, unless such notice shall be waived.

(b)           Removal.  The Company may remove Trustee at any time by delivering to Trustee a written notice of removal, to take effect on a date specified therein, which shall be not less than thirty (30) days after the delivery thereof, unless such notice shall be waived.

(c)           Trustee’s Rights.  In case of the resignation or removal of Trustee, Trustee shall have a right to a settlement of its accounts, which may be made, at the option of Trustee, either (1) by a judicial settlement in an action instituted by Trustee in a court of competent jurisdiction, or (2) by an agreement of settlement between Trustee and the Company.

(d)           Conveyance.  Upon such settlement, all right, title and interest of such Trustee in the assets of the Trust, and all rights and privileges under the Trust theretofore vested in such Trustee shall vest in the successor Trustee, and thereupon all liabilities of such Trustee shall terminate; provided, however,that Trustee shall execute, acknowledge and deliver all documents and written instruments which are necessary to transfer and convey all the right, title and interest in the assets of the Trust, and all rights and privileges in the Trust to the successor Trustee.

(e)           Appointment of Successor Trustee.  The Company, upon receipt of or giving notice of the resignation or removal of Trustee, shall promptly appoint a successor Trustee.  The successor Trustee shall be a bank or trust company qualified and authorized to do trust business in any state and having on the date of appointment total assets of at least $10,000,000 and a credit rating from Moody's of A or better. In the event of the failure or refusal of the Company to appoint such a successor Trustee within thirty (30) days after the notice of resignation or removal, Trustee may secure, at the expense of the Company, the appointment of such successor Trustee by an appropriate action in a court of competent jurisdiction.  Any successor Trustee so appointed may qualify by executing and delivering to the Company an instrument accepting such appointment and, upon delivery, such successor, without further act, shall become vested with all the right, title and interest, and all rights and privileges of the predecessor Trustee with like effect as if originally named as Trustee herein.

ARTICLE VIII.

AMENDMENT AND TERMINATION

Section 8.1                      Amendments.

The Company shall have the right to amend (but not terminate) the Trust from time to time and to amend further or cancel any such amendment.  Any amendment shall be stated in an instrument in writing executed by the Company and Trustee, and this Trust Agreement shall be amended in the manner and at the time therein set forth, and the Company and Trustee shall be bound thereby; provided, however:

(a)           No amendment shall have any retroactive effect so as to deprive any Trust Beneficiary of any benefits already vested under the Plan, or create a reversion of Trust assets to the Company except as already provided in this Trust Agreement, other than such changes, if any, as may be required in order for the Trust to be considered a component of a plan described in Section 9.3;

(b)           No amendment shall make the Trust revocable; and

(c)           No amendment shall increase the duties or liabilities of Trustee without its written consent.

Section 8.2                      Duration and Termination.

This Trust shall not be revocable and shall continue until the earliest of (a) the accomplishment of the purpose for which it was created, (b) the exhaustion of all appeals of a final determination of a court of competent jurisdiction that the interest in the Trust of Trust Beneficiaries is includable for federal income tax purposes in the gross income of such Trust Beneficiaries, without such determination having been reversed (or the earlier expiration of the time to appeal), (c) if required to comply with California rules regulating the maximum length for which trusts may be established, the expiration of twenty (20) years and six (6) months after the death of the last surviving Trust Beneficiary who is living and is a Trust Beneficiary on the date this Trust is established, (d) a determination of the Company to terminate the Trust because applicable law requires it to be amended in a way that could make it taxable and failure to so amend the Trust would subject the Company to material penalties, or (e) the dissolution or liquidation of the Company.

Section 8.3                      Distribution upon Termination.

Upon termination of this Trust, Trustee shall liquidate the Trust fund and provide a final account to the Company.  To the extent Trust assets are sufficient, the Trustee shall pay to each Trust Beneficiary the appropriate Benefit Amount.  After its final account has been settled as provided in Section7.1(c), Trustee shall return to the Company any assets remaining after the distributions described in this Section 8.3.  Upon making such distributions, Trustee shall be relieved from all further liability.  The powers of Trustee hereunder shall continue so long as any assets of the Trust fund remain in its hands.

ARTICLE IX.

MISCELLANEOUS

Section 9.1                      Limitation on Trust Beneficiaries’ Rights.

Participation in the Trust shall not give Trust Beneficiaries the right to be retained in the Company's employ or any right or interest in the Trust other than as herein provided.  The Company reserves the right to dismiss Trust Beneficiaries who are employees without any liability for any claim either against the Trust, except to the extent provided herein, or against the Company.  All benefits payable hereunder shall be provided solely from the assets of the Trust.

Section 9.2                      Receipt or Release.

Any payment to a Trust Beneficiary in accordance with the provisions of the Trust shall, to the extent thereof, be in full satisfaction of all claims against Trustee and the Company, and Trustee may require such Trust Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

Section 9.3                      Governing Law.

This Trust Agreement and the Trust hereby created shall be construed,administered and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of California; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Trust being (a) classified as a grantor trust as defined in Sections 671 et seq. of the Code, and (b) classified as a component of an unfunded plan maintained primarily to provide deferred compensation for a select group of management or highly compensated employees, as described in Section 201(2) of ERISA.  If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

Section 9.4                      Headings, etc., No Part of Agreement.

Headings and subheadings in this Trust Agreement are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

Section 9.5                      Instrument in Counterparts.

This Trust Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instruments, which may be sufficiently evidenced by any one counterpart.

Section 9.6                      Successors and Assigns.

This Trust Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

Section 9.7                      Indemnity.

(a)           Company’s Obligation to Indemnify Trustee.  Except in the case of liabilities and claims arising out of Trustee's willful misconduct or gross negligence, Company shall indemnify and hold Trustee harmless from and against all liabilities and claims (including reasonable attorney's fees and expenses in defense thereof) arising out of or in any way connected with the Plan or the Trust fund or the management, operation, administration or control thereof and based in whole or in part on:

(1)           Any act or inaction of Company (which term includes, in this paragraph, any actual or ostensible agent of Company) or

(2)           Any act or inaction of Trustee resulting from the absence of proper directions hereunder, or in accordance with any directions, purported or real, from Company, whether or not proper hereunder, if relied upon in good faith by Trustee.

(b)           No Tax Liability.  The Trustee does not warrant and shall not be liable for any tax consequences associated with the Trust or the Plans.

(c)           No Liability for Inadequacy of Funds.  The Trustee shall not be liable for the inadequacy of the Trust to pay all amounts due under the Plans.

IN WITNESS WHEREOF the undersigned have executed this Trust Agreement as of the date first written above.

CH ENERGY GROUP, INC.

By:	/s/ Thomas C. Brocks
Dated: 1/20/12

By:	/s/ Kimberly J. Wright
Dated: 1/20/12

FIRST AMERICAN TRUST

By:	/s/ Denise C. Mehus
Denise C. Mehus
Vice President
Dated 1/20/12

By:	/s/ Leslie Hayes Carrillo
Leslie Hayes Carrillo
Vice President
Dated 1/20/12